PRICING SUPPLEMENT NO. 97-25 Dated January 15, 1998    Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                             BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                               (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:


                                                            Interest
Principal                     Settlement     Maturity       Rate
Amount         CUSIP #        Date           Date           Per Annum


$12,000,000    08172M HT6     01/22/1998     01/22/2008      6.39%